Exhibit 10.1

BUSINESS LOAN AGREEMENT (ASSET BASED)

Borrower:	FGI Industries Inc.	Lender:	East West Bank
	906 Murray Road		Loan Servicing Department
	East Hanover, NJ 07936		9300 Flair Drive, 6th Floor
El Monte, CA 91731

THIS BUSINESS LOAN AGREEMENT (ASSET BASED) dated October 31, 2022, is made and executed between FGI Industries Inc. ("Borrower") and East West Bank ("Lender") on the following terms and conditions. Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans or other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement. Borrower understands and agrees that: (A) in granting, renewing, or extending any Loan, Lender is relying upon Borrower's representations, warranties, and agreements as set forth in this Agreement; (B) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender's sole judgment and discretion; and (C) all such Loans shall be and remain subject to the terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of October 31, 2022, and shall continue in full force and effect until such time as all of Borrower's Loans in favor of Lender have been paid in full, including principal, interest, costs, expenses, attorneys' fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this Agreement.

ADVANCE AUTHORITY. The following person or persons are authorized to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender's address shown above, written notice of revocation of such authority: John S. Chen, President of FGI Industries Inc.

LINE OF CREDIT. Lender agrees to make Advances to Borrower from time to time from the date of this Agreement to the Expiration Date, provided the aggregate amount of such Advances outstanding at any time does not exceed the Borrowing Base. Within the foregoing limits, Borrower may borrow, partially or wholly prepay, and reborrow under this Agreement as follows:

Conditions Precedent to Each Advance. Lender's obligation to make any Advance to or for the account of Borrower under this Agreement is subject to the following conditions precedent, with all documents, instruments, opinions, reports, and other items required under this Agreement to be in form and substance satisfactory to Lender:

(1)   Lender shall have received evidence that this Agreement and all Related Documents have been duly authorized, executed, and delivered by Borrower to Lender.

(2)   Lender shall have received such opinions of counsel, supplemental opinions, and documents as Lender may request.

(3)   The security interests in the Collateral shall have been duly authorized, created, and perfected with first lien priority and shall be in full force and effect.

(4)   All guaranties required by Lender for the credit facility(ies) shall have been executed by each Guarantor, delivered to Lender, and be in full force and effect.

(5)   Lender, at its option and for its sole benefit, shall have conducted an audit of Borrower's Accounts, Inventory, books, records, and operations, and Lender shall be satisfied as to their condition.

(6)   Borrower shall have paid to Lender all fees, costs, and expenses specified in this Agreement and the Related Documents as are then due and payable.

(7)   There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement, and Borrower shall have delivered to Lender the compliance certificate called for in the paragraph below titled "Compliance Certificate."

Making Loan Advances. Advances under this credit facility, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by authorized persons. Lender may, but need not, require that all oral requests be confirmed in writing. Each Advance shall be conclusively deemed to have been made at the request of and for the benefit of Borrower (1) when credited to any deposit account of Borrower maintained with Lender or (2) when advanced in accordance with the instructions of an authorized person. Lender, at its option, may set a cutoff time, after which all requests for Advances will be treated as having been requested on the next succeeding Business Day.

Mandatory Loan Repayments. If at any time the aggregate principal amount of the outstanding Advances shall exceed the applicable Borrowing Base, Borrower, immediately upon written or oral notice from Lender, shall pay to Lender an amount equal to the difference between the outstanding principal balance of the Advances and the Borrowing Base. On the Expiration Date, Borrower shall pay to Lender in full the aggregate unpaid principal amount of all Advances then outstanding and all accrued unpaid interest, together with all other applicable fees, costs and charges, if any, not yet paid.

Loan Account. Lender shall maintain on its books a record of account in which Lender shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the credit facility. Lender shall provide Borrower with periodic statements of Borrower's account, which statements shall be considered to be correct and conclusively binding on Borrower unless Borrower notifies Lender to the contrary within thirty (30) days after Borrower's receipt of any such statement which Borrower deems to be incorrect.

COLLATERAL. To secure payment of the Primary Credit Facility and performance of all other Loans, obligations and duties owed by Borrower to Lender, Borrower (and others, if required) shall grant to Lender Security Interests in such property and assets as Lender may require. Lender's Security Interests in the Collateral shall be continuing liens and shall include the proceeds and products of the Collateral, including without limitation the proceeds of any insurance. With respect to the Collateral, Borrower agrees and represents and warrants to Lender:

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Perfection of Security Interests. Borrower agrees to execute all documents perfecting Lender's Security Interest and to take whatever actions are requested by Lender to perfect and continue Lender's Security Interests in the Collateral. Upon request of Lender, Borrower will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Borrower will note Lender's interest upon any and all chattel paper and instruments if not delivered to Lender for possession by Lender. Contemporaneous with the execution of this Agreement, Borrower will execute one or more UCC financing statements and any similar statements as may be required by applicable law, and Lender will file such financing statements and all such similar statements in the appropriate location or locations. Borrower hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue any Security Interest. Lender may at any time, and without further authorization from Borrower, file a carbon, photograph, facsimile, or other reproduction of any financing statement for use as a financing statement. Borrower will reimburse Lender for all expenses for the perfection, termination, and the continuation of the perfection of Lender's security interest in the Collateral. Borrower promptly will notify Lender before any change in Borrower's name including any change to the assumed business names of Borrower. Borrower also promptly will notify Lender before any change in Borrower's Social Security Number or Employer Identification Number. Borrower further agrees to notify Lender in writing prior to any change in address or location of Borrower's principal governance office or should Borrower merge or consolidate with any other entity.

Collateral Records. Borrower does now, and at all times hereafter shall, keep correct and accurate records of the Collateral, all of which records shall be available to Lender or Lender's representative upon demand for inspection and copying at any reasonable time. With respect to the Accounts, Borrower agrees to keep and maintain such records as Lender may require, including without limitation information concerning Eligible Accounts and Account balances and agings. Records related to Accounts (Receivables) are or will be located at Borrower's address above. With respect to the Inventory, Borrower agrees to keep and maintain such records as Lender may require, including without limitation information concerning Eligible Inventory and records itemizing and describing the kind, type, quality, and quantity of Inventory, Borrower's Inventory costs and selling prices, and the daily withdrawals and additions to Inventory. Records related to Inventory are or will be located at Borrower's address above. The above is an accurate and complete list of all locations at which Borrower keeps or maintains business records concerning Borrower's collateral.

Collateral Schedules. Concurrently with the execution and delivery of this Agreement, Borrower shall execute and deliver to Lender schedules of Accounts and Inventory and schedules of Eligible Accounts and Eligible Inventory in form and substance satisfactory to the Lender. Thereafter supplemental schedules shall be delivered according to the following schedule:

Representations and Warranties Concerning Accounts. With respect to the Accounts, Borrower represents and warrants to Lender: (1) Each Account represented by Borrower to be an Eligible Account for purposes of this Agreement conforms to the requirements of the definition of an Eligible Account; (2) All Account information listed on schedules delivered to Lender will be true and correct, subject to immaterial variance; and (3) Lender, its assigns, or agents shall have the right at any time and at Borrower's expense to inspect, examine, and audit Borrower's records and to confirm with Account Debtors the accuracy of such Accounts.

Representations and Warranties Concerning Inventory. With respect to the Inventory, Borrower represents and warrants to Lender: (1) All Inventory represented by Borrower to be Eligible Inventory for purposes of this Agreement conforms to the requirements of the definition of Eligible Inventory; (2) All Inventory values listed on schedules delivered to Lender will be true and correct, subject to immaterial variance; (3) The value of the Inventory will be determined on a consistent accounting basis; (4) Except as agreed to the contrary by Lender in writing, all Eligible Inventory is now and at all times hereafter will be in Borrower's physical possession and shall not be held by others on consignment, sale on approval, or sale or return; (5) Except as reflected in the Inventory schedules delivered to Lender, all Eligible Inventory is now and at all times hereafter will be of good and merchantable quality, free from defects; (6) Eligible Inventory is not now and will not at any time hereafter be stored with a bailee, warehouseman, or similar party without Lender's prior written consent, and, in such event, Borrower will concurrently at the time of bailment cause any such bailee, warehouseman, or similar party to issue and deliver to Lender, in form acceptable to Lender, warehouse receipts in Lender name evidencing the storage of Inventory; and (7) Lender, its assigns, or agents shall have the right at any time and at Borrower's expense to inspect and examine the Inventory and to check and test the same as to quality, quantity, value, and condition.

Notification Basis. Borrower agrees and understands that this Loan shall be on a notification basis pursuant to which Lender shall directly collect and receive all proceeds and payments from the Accounts in which Lender has a security interest. In order to facilitate the foregoing, Borrower agrees to deliver to Lender, upon demand, any and all of Borrower's records, ledger sheets, payment cards, and other documentation, in the form requested by Lender, with regard to the Accounts. Borrower further agrees that Lender shall have the right to notify each Account Debtor, pay such proceeds and payments directly to Lender, and to do any and all other things as Lender may deem to be necessary and appropriate, within its sole discretion, to carry out the terms and intent of this Agreement. Lender shall have the further right, where appropriate and within Lender's sole discretion, to file suit, either in its own name or in the name of Borrower, to collect any and all such Accounts. Borrower further agrees that Lender may take such other actions, either in Borrower's name or Lender's name, as Lender may deem appropriate within its sole judgment, with regard to collection and payment of the Accounts, without affecting the liability of Borrower under this Agreement or on the Indebtedness.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

Organization. Borrower is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of New Jersey. Borrower is duly authorized to transact business in all other states in which Borrower is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Borrower is doing business. Specifically, Borrower is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. Borrower has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Borrower maintains an office at 906 Murray Road, East Hanover, NJ 07936. Unless Borrower has designated otherwise in writing, the principal office is the office at which Borrower keeps its books and records including its records concerning the Collateral. Borrower will notify Lender prior to any change in the location of Borrower's state of organization or any change in Borrower's name. Borrower shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Borrower and Borrower's business activities.

Assumed Business Names. Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower. Excluding the name of Borrower, the following is a complete list of all assumed business names under which Borrower does business: None.

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Authorization. Borrower's execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under (1) any provision of (a) Borrower's articles of incorporation or organization, or bylaws, or (b) any agreement or other instrument binding upon Borrower or (2) any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower's properties.

Financial Information. Each of Borrower's financial statements supplied to Lender truly and completely disclosed Borrower's financial condition as of the date of the statement, and there has been no material adverse change in Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

Legal Effect. This Agreement constitutes, and any instrument or agreement Borrower is required to give under this Agreement when delivered will constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

Properties. Except as contemplated by this Agreement or as previously disclosed in Borrower's financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower's properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties. All of Borrower's properties are titled in Borrower's legal name, and Borrower has not used or filed a financing statement under any other name for at least the last five (5) years.

Hazardous Substances. Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that: (1) During the period of Borrower's ownership of the Collateral, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from any of the Collateral. (2) Borrower has no knowledge of, or reason to believe that there has been (a) any breach or violation of any Environmental Laws; (b) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Collateral by any prior owners or occupants of any of the Collateral; or (c) any actual or threatened litigation or claims of any kind by any person relating to such matters. (3) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the Collateral shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from any of the Collateral; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation all Environmental Laws. Borrower authorizes Lender and its agents to enter upon the Collateral to make such inspections and tests as Lender may deem appropriate to determine compliance of the Collateral with this section of the Agreement. Any inspections or tests made by Lender shall be at Borrower's expense and for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and warranties contained herein are based on Borrower's due diligence in investigating the Collateral for hazardous waste and Hazardous Substances. Borrower hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (2) agrees to indemnify, defend, and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the Collateral. The provisions of this section of the Agreement, including the obligation to indemnify and defend, shall survive the payment of the Indebtedness and the termination, expiration or satisfaction of this Agreement and shall not be affected by Lender's acquisition of any interest in any of the Collateral, whether by foreclosure or otherwise.

Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower's financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

Taxes. To the best of Borrower's knowledge, all of Borrower's tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

Lien Priority. Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower's Loan and Note, that would be prior or that may in any way be superior to Lender's Security Interests and rights in and to such Collateral.

Binding Effect. This Agreement, the Note, all Security Agreements (if any), and all Related Documents are binding upon the signers thereof, as well as upon their successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

Certification of Beneficial Owner(s). If Borrower is requested by Lender to provide a Certification of Beneficial Owner(s), the information included in the Certification of Beneficial Owner(s) is true and correct in all respects. “Certification of Beneficial Owner(s)” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially in form and substance satisfactory to Lender. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:

Notices of Claims and Litigation. Promptly inform Lender in writing of (1) all material adverse changes in Borrower's financial condition, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

Financial Records. Maintain its books and records in accordance with GAAP, or an OCBOA acceptable to Lender, applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times.

Financial Statements. Furnish Lender with the following:

Additional Requirements. Borrower understands and agrees that while this Agreement is in effect, Borrower will maintain a financial condition indicated by the following statements at all times, unless otherwise noted:

Corporate Borrower Interim Statements. As soon as available, but in no event later than forty five (45) days after the end of each quarter, Borrower shall provide Lender with balance sheet, income and expense statements, reconciliation of net worth and statement of cash flows, with notes thereto for the period ended, prepared by Borrower.

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Corporate Borrower Annual Statements. As soon as available, but in no event later than one hundred twenty (120) days after the end of each fiscal year, Borrower shall provide Lender with FGI Industries Inc.’s balance sheet, income and expense statements, reconciliation of net worth and statement of cash flows, with notes thereto for the year ended, audited by a certified public accountant satisfactory to Lender, on a standalone basis.

Borrower Financial Projections. Within ninety (90) days, or sooner, after the end of each fiscal year, Borrower shall provide Lender with financial projections (balance sheet and income statement) in detailed format acceptable to Lender.

FGI Industries Ltd. Corporate Guarantor Financial Projections. Within ninety (90) days, or sooner, after the end of each fiscal year, Borrower shall provide Lender with financial projections of FGI Industries Ltd. (balance sheet and income statement) in detailed format reasonably acceptable to Lender, on a consolidated basis.

FGI Industries Ltd. Corporate Guarantor Financial Statements. As soon as available, but in no event later than one hundred twenty (120) days after the end of each fiscal year, Corporate Guarantor shall provide Lender with its 10-K filing.

FGI Industries Ltd. Corporate Guarantor Interim Statements. As soon as available, but in no event later than forty five (45) days after the end of each quarter, Borrower shall provide Lender with its 10-Q filing.

Individual Guarantor Tax Returns. Within ten (10) days of filing, Borrower shall provide Lender with a signed copy of the Federal Income Tax Return of Guarantor together with K-1's and all other schedules pertaining to the Tax Return, or a signed copy of each of the Request for Tax Return Extension. Tax returns are to be provided no later than October 31st.

Individual Guarantor Financial Statements. Annually, Borrower shall provide Lender with the financial statement of each Guarantor certified by such Guarantor to be true and correct no later than April 30, 2023 and April 30th. thereafter.

Agings. Within twenty (20) days, or sooner, after the end of each month, Borrower shall provide Lender with a listing and aging by invoice date of all accounts receivable and all accounts payable in detailed format acceptable to Lender.

Inventory. Within twenty (20) days, or sooner, after the end of each month, Borrower shall provide Lender with a listing of inventory in detailed format acceptable to Lender.

Borrowing Base Certificate. Within twenty (20) days after the end of each month, Borrower shall provide Lender with a Borrowing Base Certificate in the form attached hereto.

All financial reports required to be provided under this Agreement shall be prepared in accordance with GAAP, or an OCBOA acceptable to Lender, applied on a consistent basis, and certified by Borrower as being true and correct.

Additional Information. Furnish such additional information and statements, as Lender may request from time to time.

Financial Covenants and Ratios. Comply with the following covenants and ratios:

Additional Requirements. Borrower understands and agrees that while this Agreement is in effect, Borrower will maintain a financial condition indicated by the following ratios at all times, unless otherwise noted:

Fixed Charge Coverage Ratio (FGI Industries Inc.). Maintain a Fixed Charge Coverage Ratio (defined as (earnings before interest, taxes, depreciation, and amortization ("EBITDA") minus dividends/distributions minus income tax expense) divided by (current portion of long term debt plus interest expense plus current portion capital lease expenses)) of not less than 1.25 to 1.00, based on a quarterly testing on Borrower's standalone financial statements, on a trailing 12-month basis, starting from December 31, 2022.

Debt to Tangible Net Worth (FGI Industries Ltd.). Maintain a Debt to Tangible Net Worth Ratio (defined as total liabilities divided by Tangible Net Worth (defined as book net worth plus minority interest minus due from officers/stockholders/affiliates minus intangible assets and accumulated amortization)) not to exceed 4.00 to 1.00, tested quarterly on consolidated financials of FGI Industries Ltd., starting from March 31, 2022, on a trailing 12-month basis.

Effective Tangible Net Worth (FGI Industries Ltd.). Maintain an Effective Tangible Net Worth (defined as total book net worth plus minority interest minus due from officers/stockholders/affiliates minus intangible assets and accumulated amortization plus subordinated debt) of not less than $10,000,000.00, tested quarterly based on consolidated financials of FGI Industries Ltd. starting from March 2022.

Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

Insurance. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower's properties and operations, in form, amounts, coverages and with insurance companies acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such lender's loss payable or other endorsements as Lender may require.

Insurance Reports. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the properties insured; (5) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (6) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower.

Guaranties. Prior to disbursement of any Loan proceeds, furnish executed guaranties of the Loans in favor of Lender, executed by the guarantors named below, on Lender's forms, and in the amounts and under the conditions set forth in those guaranties. Personal Guaranty from Liang Chou Chen is capped at Pro Rata share of the loan amount based on ownership percentage from time to time in the FGI Industries Ltd., which is calculated as $6,480,000 at loan closing.

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Names of Guarantors	Amounts
Liang Chou Chen	$6,480,000.00
FGI Industries Ltd.	Unlimited

Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

Loan Proceeds. Use all Loan proceeds solely for Borrower's business operations, unless specifically consented to the contrary by Lender in writing.

Taxes, Charges and Liens. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (1) the legality of the same shall be contested in good faith by appropriate proceedings, and (2) Borrower shall have established on Borrower's books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP or an OCBOA acceptable to Lender.

Performance. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrower and Lender. Borrower shall notify Lender immediately in writing of any default in connection with any agreement.

Operations. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner.

Environmental Studies. Promptly conduct and complete, at Borrower's expense, all such investigations, studies, samplings and testings as may be requested by Lender or any governmental authority relative to any substance, or any waste or by-product of any substance defined as toxic or a hazardous substance under applicable federal, state, or local law, rule, regulation, order or directive, at or affecting any property or any facility owned, leased or used by Borrower.

Compliance with Governmental Requirements. Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower's properties, businesses and operations, and to the use or occupancy of the Collateral, including without limitation, the Americans With Disabilities Act. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender's sole opinion, Lender's interests in the Collateral are not jeopardized. Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender's interest.

Inspection. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower's other properties and to examine or audit Borrower's books, accounts, and records and to make copies and memoranda of Borrower's books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower's expense.

Compliance Certificates. Unless waived in writing by Lender, provide Lender at least annually, with a certificate executed by Borrower's chief financial officer, or other officer or person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and further certifying that, as of the date of the certificate, no Event of Default exists under this Agreement.

Environmental Compliance and Reports. Borrower shall comply in all respects with any and all Environmental Laws; not cause or permit to exist, as a result of an intentional or unintentional action or omission on Borrower's part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower's part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

Compliance with "Know Your Customer" Requirements. Promptly following any request therefor, Borrower shall provide information and documentation reasonably requested by Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws, including but not limited to a Certificate of Beneficial Owner(s) acceptable to Lender if applicable.

Depository Relationship. Maintain one or more deposit account(s) at Lender.

LENDER'S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender's interest in the Collateral or if Borrower fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrower's failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, Lender on Borrower's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Borrower. All such expenses will become a part of the Indebtedness and, at Lender's option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note's maturity.

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NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:

Indebtedness and Liens. (1) Except for trade debt incurred in the normal course of business and indebtedness to Lender contemplated by this Agreement, create, incur or assume indebtedness for borrowed money, including capital leases, (2) sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower's assets (except as allowed as Permitted Liens), or (3) sell with recourse any of Borrower's accounts receivable, except to Lender.

Continuity of Operations. (1) Engage in any business activities substantially different than those in which Borrower is presently engaged, (2) cease operations, liquidate, merge or restructure as a legal entity (whether by division or otherwise), consolidate with or acquire any other entity, change its name, convert to another type of entity or redomesticate, dissolve or transfer or sell Collateral out of the ordinary course of business, or (3) pay any dividends on Borrower's stock (other than dividends payable in its stock), provided, however that notwithstanding the foregoing, but only so long as no Event of Default has occurred and is continuing or would result from the payment of dividends, if Borrower is a "Subchapter S Corporation" (as defined in the Internal Revenue Code of 1986, as amended), Borrower may pay cash dividends on its stock to its shareholders from time to time in amounts necessary to enable the shareholders to pay income taxes and make estimated income tax payments to satisfy their liabilities under federal and state law which arise solely from their status as Shareholders of a Subchapter S Corporation because of their ownership of shares of Borrower's stock, or purchase or retire any of Borrower's outstanding shares or alter or amend Borrower's capital structure.

Loans, Acquisitions and Guaranties. (1) Loan, invest in or advance money or assets to any other person, enterprise or entity, (2) purchase, create or acquire any interest in any other enterprise or entity, or (3) incur any obligation as surety or guarantor other than in the ordinary course of business.

Agreements. Enter into any agreement containing any provisions which would be violated or breached by the performance of Borrower's obligations under this Agreement or in connection herewith.

CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (A) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender; (B) Borrower or any Guarantor dies, becomes incompetent or becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (C) there occurs a material adverse change in Borrower's financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; or (D) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor's guaranty of the Loan or any other loan with Lender.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Payment Default. Borrower fails to make any payment when due under the Loan.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's or any Grantor's property or Borrower's or any Grantor's ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

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Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Loan is impaired.

Right to Cure. If any default, other than a default on Indebtedness, is curable and if Borrower or Grantor, as the case may be, has not been given a notice of a similar default within the preceding twelve (12) months, it may be cured if Borrower or Grantor, as the case may be, after Lender sends written notice to Borrower or Grantor, as the case may be, demanding cure of such default: (1) cure the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiate steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continue and complete all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

Other Defaults Modified. Notwithstanding the section above entitled “Other Defaults”, Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or Agreement or in any of the Related Documents between Lender and Borrower; or any shareholder, member, trustor, or any owner of the Borrower also holding a controlling interest in any given entity’s common stock, membership interest, trust interest, or any other ownership interest (“Related Entity”), fails to comply with or to perform any other term, obligation, covenant or condition contained in any other agreement between Lender and the Related Entity.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make further Loan Advances or disbursements), and, at Lender's option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender's right to declare a default and to exercise its rights and remedies.

DEPOSIT RELATIONSHIP. While this Agreement is in effect, Borrower shall maintain its primary operating account with Lender.

PRIOR LOAN AGREEMENT. This Loan Agreement supersedes, replaces and restates in its entirety that certain Business Loan Agreement dated April 23, 2012 entered into between Borrower and Lender, together with all modifications thereto (the “Prior Loan Agreement”). The Prior Loan Agreement shall have no further force and effect.

COUNTERPARTS; ELECTRONIC SIGNATURES. This Note or Agreement and all other Related Documents may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Note, Agreement or Related Documents, as applicable. The words “execution,” “signed,” “signature,” (delivery,” and words of like import in or relating to this Note or Agreement and all other Related Documents and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. If any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing this Note or Agreement and all other Related Documents (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof or thereof.

REMITTANCE/CONTROL ACCOUNT. At all times while this Agreement is in effect, Borrower shall cause the payments and other proceeds of the Accounts to be paid by the Account Debtors under a remittance/control account maintained with Lender (“Control Account”). Borrower further agrees that any and all of such funds received under the Control Account shall be immediately applied to the Indebtedness in such order and priority as Lender may determine within its sole discretion.

USA PATRIOT ACT. Lender hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act. Borrower shall, promptly following a request by Lender, provide all documentation and other information that Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act. For legal entity borrowers, Lender will require the legal entity to provide identifying information about each beneficial owner and/or individuals who have significant responsibility to control, manage or direct the legal entity.

RIGHT TO AUDIT AND INSPECT. Borrower shall permit any representative of Lender, at any reasonable time but no less often than annually, on or before November 30th, to inspect, audit, examine and make extracts or copies from all books, records and other data relating to the Collateral, to inspect any of Borrower's properties, to confirm balances due on Accounts by direct inquiry to Account Debtors, and shall furnish Lender with all information regarding the business or finances of Borrower promptly upon Lender's request. Borrower agrees to pay for Lender’s reasonable fees and expenses related to such audits.

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ELECTRONIC INSTRUCTIONS. Borrower desires to apply for Advances and instruct Lender regarding all other aspects of the Loan electronically, including but not limited to by electronic mail, internet, telex, telefax, facsimile and/or telecopy. Borrower agrees that Lender may act in accordance with electronically transmitted applications and instructions ("Electronic Instructions") subject to the following provisions: 1) Borrower's Electronic Instructions must be sent to Lender electronically only by means of such services and in such format(s) as may be approved from time to time by Lender in its sole discretion; 2) Borrower will provide to Lender, in writing and duly signed by Borrower, any reasonable security or verification procedures, and Lender may require additional security or verification procedures in its sole discretion; 3) Borrower hereby authorizes and instructs Lender to take all actions requested in any and all Electronic Instructions and agrees that each such Electronic Instruction will be deemed an original and, if sent in lieu of manually signed instructions, will be deemed to incorporate all of the terms and provisions of the Lender's standard form or format, if any, for such instructions; 4) Borrower recognizes and agrees that it will be obligated for any loan advance request and/or instruction pursuant to Electronic Instructions to the same extent as if such advance request and/or instruction were provided pursuant to Lender's standard form or Lender approved format(s) manually signed by Borrower; 5) Borrower agrees to indemnify and hold harmless Lender, its officers, directors, employees and affiliates against any and all liability, loss, cost, damages, attorneys' fees and other expenses which Lender may incur in reliance upon and pursuant to any and all of the Electronic Instructions received by Lender and purported to be sent by Borrower; 6) Lender is not responsible for checking electronic communications devices on a regular basis, and Borrower will make arrangements to assure Electronic Instructions have been sent to a current employee of Lender, and the employee of Lender has received and read the Electronic Instructions; 7) Lender is not responsible for delays, errors or omissions resulting from malfunction of electronic communications devices or from other conditions beyond the control of Lender; and 8) Lender is not responsible for misuse of or wrongful access to electronic communications devices by Borrower's representatives and employees nor for any delay in acting on Electronic Instructions caused by Electronic Instructions which Lender deems to be uncertain or unclear or incomplete.

Unused Fee. Borrower shall pay to Lender from and after the date hereof until the date on which Lender’s commitment under the line of credit is terminated in whole, an unused fee accruing at the rate of 0.25% per annum on the daily unborrowed portion of the line of credit. All such unused fees payable under this clause shall be payable on quarterly in arrears on the last day of each quarter commencing January 1, 2023 and continuing on the 1st day of each quarter thereafter, in addition on the date on which the Lender’s commitment under the line of credit is terminated in whole. Such unused fee shall be calculated on the basis of the actual number of days elapsed and a three hundred sixty (360) day year.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys' Fees; Expenses. Borrower agrees to pay upon demand all of Lender's costs and expenses, including Lender's attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Consent to Loan Participation. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

Governing Law. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of New Jersey without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of New Jersey.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender's rights or of any of Borrower's or any Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower's current address. Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers.

No Joint Venture or Partnership. The relationship of Borrower and Lender created by this Agreement is strictly that of debtor-creditor, and nothing contained in this Agreement or in any of the Related Documents shall be deemed or construed to create a partnership or joint venture between Borrower and Lender.

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Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Subsidiaries and Affiliates of Borrower. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word "Borrower" as used in this Agreement shall include all of Borrower's subsidiaries and affiliates. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any of Borrower's subsidiaries or affiliates.

Successors and Assigns. All covenants and agreements by or on behalf of Borrower contained in this Agreement or any Related Documents shall bind Borrower's successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not, however, have the right to assign Borrower's rights under this Agreement or any interest therein, without the prior written consent of Lender.

Survival of Representations and Warranties. Borrower understands and agrees that in extending Loan Advances, Lender is relying on all representations, warranties, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents. Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the extension of Loan Advances and delivery to Lender of the Related Documents, shall be continuing in nature, shall be deemed made and redated by Borrower at the time each Loan Advance is made, and shall remain in full force and effect until such time as Borrower's Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

Time is of the Essence. Time is of the essence in the performance of this Agreement.

Waive Jury. All parties to this Agreement hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by any party against any other party.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:

Account. The word "Account" means a trade account, account receivable, other receivable, or other right to payment for goods sold or services rendered owing to Borrower (or to a third party grantor acceptable to Lender).

Account Debtor. The words "Account Debtor" mean the person or entity obligated upon an Account.

Advance. The word "Advance" means a disbursement of Loan funds made, or to be made, to Borrower or on Borrower's behalf under the terms and conditions of this Agreement.

Agreement. The word "Agreement" means this Business Loan Agreement (Asset Based), as this Business Loan Agreement (Asset Based) may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement (Asset Based) from time to time.

Borrower. The word "Borrower" means FGI Industries Inc. and includes all co-signers and co-makers signing the Note and all their successors and assigns.

Borrowing Base. The words "Borrowing Base" mean as determined by Lender from time to time, the lesser of (1) $18,000,000 and (2) the sum of (a) 85% of the aggregate amount of Eligible Accounts, subject to a maximum of 5% dilution based upon collections, plus (b) the lesser of $5,000,000 and 50% of the aggregate amount of Eligible Inventory, except that Advances against Eligible Inventory cannot exceed the aggregate amount of Advances against Eligible Accounts, provided that the aggregate Advances at any time based upon Eligible Accounts and Eligible Inventory, minus (3) $750,000 excess availability requirement, minus (4) foreign exchange reserve if mark-to-market position is negative at any given time.

Business Day. The words "Business Day" mean a day on which commercial banks are open in the State of New Jersey.

Collateral. The word "Collateral" means all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise. The word Collateral also includes without limitation all collateral described in the Collateral section of this Agreement.

Eligible Accounts. The words "Eligible Accounts" mean at any time, all of Borrower's Accounts which contain selling terms and conditions acceptable to Lender. The net amount of any Eligible Account against which Borrower may borrow shall exclude all returns, discounts, credits, and offsets of any nature. Unless otherwise agreed to by Lender in writing, Eligible Accounts do not include:

(1)    Accounts with respect to which the Account Debtor is employee or agent of Borrower.

(2)    Accounts with respect to which the Account Debtor is a subsidiary of, or affiliated with Borrower or its shareholders, officers, or directors.

(3)    Accounts with respect to which goods are placed on consignment, guaranteed sale, or other terms by reason of which the payment by the Account Debtor may be conditional.

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(4)    Accounts with respect to which the Account Debtor is not a resident of the United States, except to the extent such Accounts are supported by insurance, bonds or other assurances satisfactory to Lender.

(5)    Accounts with respect to which Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower.

(6)    Accounts which are subject to dispute, counterclaim, or setoff.

(7)    Accounts with respect to which the goods have not been shipped or delivered, or the services have not been rendered, to the Account Debtor.

(8)    Accounts with respect to which Lender, in its sole discretion, deems the creditworthiness or financial condition of the Account Debtor to be unsatisfactory.

(9)    Accounts of any Account Debtor who has filed or has had filed against it a petition in bankruptcy or an application for relief under any provision of any state or federal bankruptcy, insolvency, or debtor-in-relief acts; or who has had appointed a trustee, custodian, or receiver for the assets of such Account Debtor; or who has made an assignment for the benefit of creditors or has become insolvent or fails generally to pay its debts (including its payrolls) as such debts become due.

(10)    Accounts with respect to which the Account Debtor is the United States government or any department or agency of the United States.

(11)    Accounts which have not been paid in full within 90 days from the original date of invoice, except for the following Account Debtor in regards to the direct import program: Target which may be 150 days from the original date of invoice.

(12)    All Accounts of any single Account Debtor if 25.000% or more of the dollar amount of all such Accounts are represented by Accounts which have not been paid in full within 90 days from the original date of invoice, except for the following Account Debtors: The Chair King and Furniture Concepts which shall be 50% cross-aging from January 1 through June 30, and 25% cross-aging from July 1 through December 31 of each year; provided that Lender shall have sole discretion to reduce the cross-age threshold in response to, including but not limited to, deterioration in the applicable credit status of The Chair King and Furniture Concepts, deterioration in the performance of the Accounts of The Chair King and Furniture Concepts, or increased dilution on the Accounts from The Chair King and Furniture Concepts.

(13)    Accounts with respect to which the Account Debtor is not a resident of the United States, except for Account Debtors located in Canada (excluding companies located in the province of Quebec) and except for Account Debtors located in U.S. Possessions, except to the extent such Accounts are supported by insurance, bonds or other assurances satisfactory to Lender.

(14)    Accounts with credit balances over 90 days from the original date of invoice, except for the following Account Debtor in regards to the direct import program: Target which may be 150 days from the original date of invoice.

(15)    That portion of Accounts consisting of or arising from retentions and hold-backs by Account Debtors due to disputes, rebates, etc.

(16)    Accounts consisting of non-trade claims, i.e., freight claims, insurance claims, warranty claims, claims against government, etc.

(17)    Accounts arising from cash sales or from collect on delivery sales of inventory.

(18)    Accrued finance charges on Account.

(19)    Any additional reserves against Accounts at the Lender's sole discretion.

(20)    Accounts which consists of progress billings.

(21)    Dilution based on collections in excess of 5% to be reserved from accounts receivable.

Eligible Inventory. The words "Eligible Inventory" mean, at any time, all of Borrower's Inventory as defined below, except:

(1)    Inventory which is not owned by Borrower free and clear of all security interests, liens, encumbrances, and claims of third parties.

(2)    Inventory which Lender, in its sole discretion, deems to be obsolete, unsalable, damaged, defective, or unfit for further processing, including inventory with receipt date of 365 days beyond the cut-off date of the monthly inventory report submitted by Borrower.

(3)    Work in process.

(4)    Inventory which is in transit.

(5)    Inventory which consists of supplies and packaging materials.

(6)    Inventory which consists of samples, demos and prototypes.

(7)    Inventory which consists of rental inventory.

(8)    Any additional reserves against Inventory at the Lender's sole discretion.

(9)    Inventory that is not in the Borrower’s physical possession or is offsite and a landlord’s, warehouseman’s or bailee’s agreement in form and substance satisfactory to Lender, in its sole discretion, has not been executed by such landlord, warehouseman or bailee in favor of Lender.

(10)    Inventory which is perishable or is subject to specific liens under either the Perishable Agricultural Commodities Act (“PACA”) or the Packers and Stockyards Act (“PASA”).

Environmental Laws. The words "Environmental Laws" mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the New Jersey Industrial Site Recovery Act, NJSA Section 13:1K-6 ("ISRA"), the New Jersey Spill Compensation and Control Act, NJSA 58:10-23.11, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

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Event of Default. The words "Event of Default" mean any of the events of default set forth in this Agreement in the default section of this Agreement.

Expiration Date. The words "Expiration Date" mean the date of termination of Lender's commitment to lend under this Agreement.

GAAP. The word "GAAP" means generally accepted accounting principles.

Grantor. The word "Grantor" means each and all of the persons or entities granting a Security Interest in any Collateral for the Loan, including without limitation all Borrowers granting such a Security Interest.

Guarantor. The word "Guarantor" means any guarantor, surety, or accommodation party of any or all of the Loan.

Guaranty. The word "Guaranty" means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Note.

Hazardous Substances. The words "Hazardous Substances" mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words "Hazardous Substances" are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term "Hazardous Substances" also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Indebtedness. The word "Indebtedness" means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents.

Inventory. The word "Inventory" means all of Borrower's raw materials, work in process, finished goods, merchandise, parts and supplies, of every kind and description, and goods held for sale or lease or furnished under contracts of service in which Borrower now has or hereafter acquires any right, whether held by Borrower or others, and all documents of title, warehouse receipts, bills of lading, and all other documents of every type covering all or any part of the foregoing. Inventory includes inventory temporarily out of Borrower's custody or possession and all returns on Accounts.

Lender. The word "Lender" means East West Bank, its successors and assigns.

Loan. The word "Loan" means any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

Note. The word "Note" means the Promissory Note dated April 23, 2012 and Change in Terms Agreement dated October 31, 2022, in the principal amount of $18,000,000.00, including without limitation all of Borrower’s previous Promissory Notes related to this Loan, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of and substitutions for the Promissory Note or Agreement.

OCBOA. The term "OCBOA" means Other Comprehensive Basis of Accounting, as designated by Lender in writing as an acceptable alternative to GAAP.

Permitted Liens. The words "Permitted Liens" mean (1) liens and security interests securing Indebtedness owed by Borrower to Lender; (2) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (3) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (4) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled "Indebtedness and Liens"; (5) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing; and (6) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower's assets.

Primary Credit Facility. The words "Primary Credit Facility" mean the credit facility described in the Line of Credit section of this Agreement.

Related Documents. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan.

Security Agreement. The words "Security Agreement" mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

Security Interest. The words "Security Interest" mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise.

LOAN NO. 34190232	11

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT (ASSET BASED) AND BORROWER AGREES TO ITS TERMS. THIS BUSINESS LOAN AGREEMENT (ASSET BASED) IS DATED OCTOBER 31, 2022.

BORROWER:

FGI INDUSTRIES INC.

By:	/s/ John S. Chen
John S. Chen, President of FGI Industries Inc.

LENDER:

EAST WEST BANK

By:	/s/ Sophie Mu
Authorized Signer

LOAN NO. 34190232	12

CHANGE IN TERMS AGREEMENT

Borrower:	FGI Industries Inc.	Lender:	East West Bank
	906 Murray Road		Loan Servicing Department
	East Hanover, NJ 07936		9300 Flair Drive, 6th Floor
El Monte, CA 91731

Principal Amount: $18,000,000.00	Date of Agreement: October 31, 2022

DESCRIPTION OF EXISTING INDEBTEDNESS. The Promissory Note dated April 23, 2012 for Loan Number 34190232 in the original Principal Amount of $10,000,000.00, along with any and all subsequent Change in Terms Agreements (collectively referred to as "Note").

DESCRIPTION OF CHANGE IN TERMS. The maturity date of the Note is hereby extended from December 21, 2022 to December 21, 2024.

Effective November 26, 2022, the sections entitled "VARIABLE INTEREST RATE" and "INTEREST CALCULATION METHOD" are hereby amended and restated as follows:

VARIABLE INTEREST RATE. The interest rate on this loan is subject to change from time to time based on changes in an independent index which is the daily Wall Street Journal Prime Rate, as quoted in the "Money Rates" column of The Wall Street Journal (Western Edition) as determined by Lender (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 6.250% per annum. Interest on the unpaid principal balance of this loan will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate of 0.250 percentage point under the Index (the "Margin"), adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 6.000% per annum based on a year 360 days. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. NOTICE: Under no circumstances will the interest rate on this loan be less than 4.500% per annum or more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD. Interest on this loan is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this loan is computed using this method.

The section entitled "COLLATERAL" is hereby amended and restated in its entirety as follows:

Collateral. Borrower acknowledges the Note is secured by the following collateral described in the security instrument listed herein:

(A) a Commercial Security Agreement dated June 13, 2022 made and executed between FGI Industries Inc. and Lender on collateral described as: inventory, chattel paper, accounts, equipment and general intangibles.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

SOFR INTEREST RATE OPTION. An exhibit, titled "SOFR INTEREST RATE OPTION," is attached to this Agreement and by this reference is made a part of this Agreement just as if all the provisions, terms and conditions of the Exhibit had been fully set forth in this Agreement.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

FGI INDUSTRIES INC.

By:	/s/ John S. Chen
John S. Chen, President of FGI Industries Inc.

SOFR INTEREST RATE OPTION

Borrower:	FGI Industries Inc.	Lender:	East West Bank
	906 Murray Road		Loan Servicing Department
	East Hanover, NJ 07936		9300 Flair Drive, 6th Floor
El Monte, CA 91731

This SOFR INTEREST RATE OPTION is attached to and by this reference is made a part of the Change In Terms Agreement, dated October 31, 2022, and executed in connection with a loan or other financial accommodations between EAST WEST BANK and FGI Industries Inc.

"SOFR Amount" means each principal amount for which Borrower chooses to have the SOFR Borrowing Rate apply for any specified SOFR Interest Period.

"SOFR Interest Period" means, for any SOFR Amount, a period of one (1) month; provided, however, that: (i) the first day of a SOFR Interest Period must be a Business Day; (ii) no SOFR Interest Period shall extend beyond the maturity date of the credit facility under which the SOFR Amount was made; (iii) no SOFR Interest Period shall extend beyond the scheduled payment date of any principal payment required by the credit facility under which the SOFR Amount was made; (iv) any SOFR Interest Period that would otherwise expire on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such SOFR Interest Period into another calendar month, in which event the SOFR Interest Period shall end on the immediately preceding Business Day; and (v) any SOFR Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such SOFR Interest Period) shall end on the last Business Day of a calendar month.

"SOFR Rate" means the rate determined by Lender to be the lending rate for the SOFR Interest Period (defined above) as follows:

One (1) Month: one (1) month Term Secured Overnight Financing Rate, as administered by CME Group Benchmark Administration Limited (or successor administrator) (the "SOFR Administrator") and displayed by Bloomberg LP (or any successor thereto, or replacement thereof, as approved by Lender) and as determined by Lender on each Determination Date. For purposes hereof, "Determination Date" shall mean, initially. the date a SOFR Amount was obtained; and then on the payment due date stated in the Note immediately following the date a SOFR Amount was obtained, and every one (1) month thereafter; provided that any Determination Date is not a U.S. Government Securities Business Day, the rate applicable on such Determination Date shall be the rate for the immediately succeeding U.S. Government Securities Business Day. As used herein, "U.S. Government Securities Business Day" means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.]

"U.S. Government Securities Business Day" means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

The SOFR Borrowing Rate.

(i)              The SOFR Borrowing Rate is the SOFR Rate plus 2.20% per annum. NOTICE: Under no circumstances will the interest rate on this loan be less than 4.500% per annum or more than the maximum rate allowed by applicable law.

(ii)           Borrower may obtain SOFR Borrowing Rate quotes from Lender between 9:00 a.m. and 11 :00 a.m. (California time) on any Business Day. Borrower may request an Advance, conversion of any portion of the Reference Rate Amount to a SOFR Amount or a new SOFR Interest Period for an existing SOFR Amount, at such rate only by giving Lender notice before 11 :00 a.m. (California time) on such day.

(iii)           Whenever Borrower desires to use the SOFR Borrowing Rate option, Borrower shall give Lender irrevocable notice (either in writing or orally) between 9:00 a.m. and 11 :00 a.m. (California time) two (2) Business Days prior to the desired effective date of such rate. Any oral notice shall be given by, and any written notice shall be signed by, the person(s) authorized in this note, and shall specify the requested effective date of the rate, SOFR Interest Period and SOFR Amount, and whether Borrower is requesting a new Advance at the SOFR Borrowing Rate under a line of credit, conversion of all or any portion of the Reference Rate Amount to a SOFR Amount, or a new SOFR Interest Period for an outstanding SOFR Amount. No more than one SOFR Rate Notice shall be in effect at any one time during the term of the Loan, except that, notwithstanding anything to the contrary contained in this Note, Borrower may select a separate SOFR Rate Period for up to four (4) different parts of the Loan (each part of which must be in the minimum amount of One Hundred Thousand and 00/100 DOLLARS ($100,000.00), provided that such selection is otherwise done in strict compliance with the terms of this Note.

(iv)          If at any time after the date hereof (A) any revision in or adoption of any applicable law, rule, or regulation or in the interpretation or administration thereof (i) shall subject Lender to any tax, duty, or other charge, or change the basis of taxation of payments to Lender with respect to any loans bearing interest based on the SOFR Rate, or (ii) shall impose or modify any reserve, insurance, special deposit, or similar requirements against assets of, deposits with or for the account of, or credit extended by Lender, or impose on Lender any other condition affecting any such loans, and (Bl the result of any of the foregoing is (i) to increase the cost to Lender of making or maintaining any such loans or (ii) to reduce the amount of any sum receivable under this note by Lender, Borrower shall pay Lender within 15 days after demand by Lender such additional amount as will compensate Lender for such increased cost or reduction. The determination hereunder by Lender of such additional amount shall be conclusive in the absence of manifest error. If Lender demands compensation, Borrower may upon three (3) Business Days' notice to Lender pay the accrued interest on all SOFR Amounts, together with any additional amounts payable. Upon Borrower's paying such accrued interest and additional costs, the Reference Borrowing Rate immediately shall be effective with respect to the unpaid principal balance of such SOFR Amounts.

(v)           Borrower shall pay to Lender, on demand, such amount as Lender reasonably determines (determined as though 100% of the applicable SOFR Amount had been funded) is necessary to compensate Lender for any direct or indirect losses, expenses, liabilities, costs, expenses or reductions in yield to Lender, whether incurred in connection with liquidation or re-employment of funds or otherwise, incurred or sustained by Lender as a result of: (A) Any payment or prepayment of a SOFR Amount, termination of the SOFR Borrowing Rate or conversion of a SOFR Amount to the Reference Borrowing Rate on a day other than the last day of the applicable SOFR Interest Period (including as a result of acceleration); or (B) Any failure of Borrower to borrow, continue or prepay any SOFR Amount or to convert any portion of the Reference Rate Amount to a SOFR Amount after Borrower has given a notice thereof to Lender.

(vi)           If Borrower chooses the SOFR Borrowing Rate, Borrower shall pay interest based on such rate, plus any other applicable taxes or charges hereunder. Lender's determination of the SOFR Borrowing Rate and any such taxes or charges shall be conclusive in the absence of manifest error.

(vii)            Notwithstanding any other term of this note, Borrower may not select the SOFR Borrowing Rate if an event of default hereunder has occurred and is continuing.

SOFR INTEREST RATE OPTION

(Continued)

Loan No: 34190232	Page 2

(viii)            Nothing contained in this note, including without limitation the determination of any SOFR Interest Period or Lender's quotation of any SOFR Borrowing Rate, shall be construed to prejudice Lender's right, if any, to decline to make any requested Advance or to require payment on demand.

BUSINESS DAY. If any payment would be due on a day other than a business day, such payment due date shall be extended to the next succeeding business day, unless the result of such extension would be to carry such payment due date into another calendar month in which event such payment due date shall be the immediately preceding business day.

Benchmark Replacement Setting. Notwithstanding anything herein to the contrary, in the event that (i) the Index is permanently or indefinitely unavailable or unascertainable, or ceases to be published by the SOFR Administrator, (ii) the Index is determined to be no longer representative by the regulatory supervisor of the SOFR Administrator, (iii) the regulatory supervisor for the SOFR Administrator has determined that the Index may no longer be used, or (iv) a new index rate has become a widely-recognized replacement benchmark rate for the Index in newly originated or amended loans denominated in Dollars in the U.S. market, then all references to the interest rate herein will instead be to a replacement rate determined by Lender in its sole judgment, including any adjustment to the replacement rate to reflect a different credit spread, term or other mathematical adjustment deemed necessary by the Lender in its sole judgment. Lender will provide reasonable notice to Borrower of such replacement rate, which will be effective on the date set forth in such notice. Lender may also from time to time, in Lender's sole discretion, make any technical, administrative or operational changes (including changes to the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length or applicability of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) ("Conforming Changes") that Lender decides may be appropriate to reflect the adoption and implementation of such replacement rate and to permit the administration of the loans by Lender an administratively and operationally practicable manner. If there is any ambiguity as to the date of occurrence of any such event, Lender's judgment will be dispositive. Lender does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the administration of, submission of, calculation of or any other matter related to any replacement rate, any component definition thereof or rates referenced in the definition thereof or any alternative, comparable or successor rate thereto, including whether the composition or characteristics of any such alternative, comparable or successor rate will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as the immediately preceding interest index rate or any other interest rate index, or (b) the effect, implementation or composition of any Conforming Changes.

THIS SOFR INTEREST RATE OPTION IS EXECUTED ON OCTOBER 31, 2022.

BORROWER:

FGI INDUSTRIES INC.

By:	/s/ John S. Chen
John S. Chen, President of FGI Industries Inc.